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                                                                  Exhibit (j)(1)


            Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors of
Smith Barney Investment Funds Inc.:

We consent in this registration statement to the reference to our firm under the heading "Counsel and Auditors" in the Statement of Additional Information.


                                                                KPMG LLP



New York, New York
July 14, 2004